EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of DPW Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 18, 2020

By: /s/ Milton C. Ault, III
Name: Milton C. Ault III
Title: Chief Executive Officer and
(Principal Executive Officer)

Date: November 18, 2020

By: /s/ Kenneth S. Cragun
Name: Kenneth S. Cragun
Title: Chief Financial Officer and
(Principal Financial Officer)